SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

     Filed by the Registrant |X|
     Filed by a Party other than the Registrant |_|

     Check the appropriate box:
     |_| Preliminary Proxy Statement        |_|  Confidential, For Use of the
                                                 Commission Only (as permitted
     |_| Definitive Proxy Statement              by Rule 14a-6(e)(2))
     |X| Definitive Additional Materials
     |_| Soliciting Material Under Rule 14a-12

                              Comcast Corporation
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     |X| No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     |_| Fee paid previously with preliminary materials.

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     |_| Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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     The following letter was mailed to Comcast shareholders:



                              COMCAST CORPORATION
                               1500 Market Street
                     Philadelphia, Pennsylvania 19102-2148


June 17, 2002


Dear Fellow Shareholder:

We have previously sent to you proxy material for the Special Meeting to be held on July 10, 2002, at which Comcast shareholders will consider the proposed combination with AT&T's broadband business. Your Board of Directors has unanimously recommended that shareholders vote FOR all items on the agenda.

Approval of Proposal 3, the "preferred structure" proposal, requires a majority of the votes cast by holders of Class A shares voting as a single class, in addition to a majority of votes cast by holders of Class A and Class B shares voting together as a single class. Therefore, your vote is important, no matter how many or how few shares you may own. Whether or not you have already done so, please vote today--by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

/s/ Brian L. Roberts

Brian L. Roberts
President
Comcast Corporation



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                                 IMPORTANT NOTE:
      Remember, you can vote your shares by telephone, or via the Internet.
        Simply follow the easy instructions on the enclosed proxy card.

          If you have any questions, or need assistance in voting your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                          TOLL-FREE, at 1-877-750-9499.
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


   Note: The following notice is included to meet certain legal requirements:


                           FORWARD-LOOKING STATEMENTS

     The enclosed information contains forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of AT&T Corp. ("AT&T"), Comcast Corporation ("Comcast") and, after the completion of the proposed transaction between AT&T and Comcast, AT&T Comcast Corporation ("AT&T Comcast") are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties set forth in AT&T's, Comcast's and AT&T Comcast's filings with the Securities and Exchange Commission ("SEC"), including risks and uncertainties relating to: failure to obtain and retain expected synergies from the proposed transaction, delays in obtaining, or adverse conditions contained in, any required regulatory approvals, changes in laws or regulations, availability and cost of capital and other similar factors. Readers are referred to AT&T's and Comcast's most recent reports filed with the SEC. AT&T, Comcast and AT&T Comcast are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.


                             ADDITIONAL INFORMATION

     In connection with the proposed transaction, AT&T, Comcast and AT&T Comcast have filed a joint proxy statement / prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing information about AT&T, Comcast and AT&T Comcast, without charge, at the SEC's web site at http://www.sec.gov. Free copies of AT&T's filings may be obtained by directing a request to AT&T Corp., 295 North Maple Avenue, Basking Ridge, N.J. 07920,
Attention: Investor Relations. Free copies of Comcast's and AT&T Comcast's filings may be obtained by directing a request to Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102-2148, Attention: General Counsel.

     AT&T, Comcast and their respective directors, executive officers and other members of their management and employees may be soliciting proxies from their respective stockholders in connection with the proposed transaction. Information concerning Comcast's participants in the solicitation is contained in a filing made by Comcast with the Commission pursuant to Rule 14a-12 on July 9, 2001.


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